EXHIBIT 23.2.


                       CONSENT OF BEARD MILLER COMPANY LLP

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Option Plan of Pennsylvania Commerce Bancorp, Inc., of our report dated January 30, 2004, relating to the consolidated financial statements of Pennsylvania Commerce Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                    /s/ Beard Miller Company LLP

Harrisburg, Pennsylvania
January 28, 2005